UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2014

SONORA RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-54268	27-1269503
(State or Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Cerro del Padre # 11
Rinconada de los Pirules,
Guadalupe, Zacatecas
Mexico, 98619
(Address of principal executive office)

1-877-513-7873
(Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Sonora Resources Corp. ("Sonora" or the "Company"), a mineral exploration and development company focused on the acquisition and exploration of international silver and gold mining properties, announced the following agreements:

Amendment to Mining Option Agreement- Jalisco, Mexico Property

On April 15, 2014, the Company entered into an Amendment to Mining Option Agreement with First Majestic Silver Corp. (the Owner”), an existing shareholder and creditor of the Company, for the Jalisco Property. The parties amended the Option Agreement dated April 15, 2011 (the “Amendment”) to extend the dates of the Option Periods and, in consideration for the granting of such extensions, the Company issued 3,000,000 common shares (the “Additional Shares”) to First Majestic.

Further details are as follows:

1. The Owner hereby granted to the Company the sole and exclusive option (the “First Option”) to acquire an undivided 50% interest in and to the Property by incurring an aggregate of $3,000,000 in Expenditures (the “First Expenditure Requirements”) no later than the fifth anniversary of this Agreement (the “First Option Period”) on the Property.”

2. Upon the exercise of the First Option, the Company will have the sole and exclusive option (the “Second Option”) to acquire an additional undivided 20% interest in and to the Property by incurring an additional $2,000,000 in Expenditures (for an aggregate of $5,000,000) (the “Second Expenditure Requirements”) no later than the seventh anniversary of this Agreement (the “Second Option Period”) on the Property.  The Company must provide notice to the Owner within 120 days of the exercise of the First Option that it intends to proceed with the Second Option (the “Second Option Notice”).

3. Upon the exercise of the Second Option, the Company will have the sole and exclusive option (the “Third Option”) to acquire an additional undivided 20% interest in and to the Property by completing a Feasibility Study on the Property no later than the ninth anniversary of this Agreement (the “Third Option Period”) on the Property.  The Company must provide notice to the Owner within 120 days of the exercise of the First Option that it intends to proceed with the Third Option (the “Third Option Notice”).

Settlement and Release Agreement with Jamco Capital Partners, Inc.

On July 15, 2011, the Company entered into a Consulting Agreement with Jamco Capital Partners, Inc. On April 16, 2014, the Company into a Settlement and Release Agreement with Jamco to cancel the Consulting Agreement and settle the $54,000 obligation under the Consulting Agreement by issuing 1,040,000 shares of the Company’s common stock.

The above descriptions are intended only as a summary of the Amendment to Mining Option Agreement with First Majestic dated April 15, 2014 and the Settlement and Release Agreement with Jamco dated April 16, 2014.  The above agreements are filed as Exhibit 10.1 and 10.2 and are hereby incorporated by reference.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Amendment to Mining Option Agreement dated April 15, 2014 by and between Sonora Resources Corp. and First Majestic Silver Corp.

10.2	Settlement and Release Agreement dated April 16, 2014 by and between Sonora Resources Corp. and Jamco Capital Partners, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonora Resources Corp.

April 22, 2014	By:	/s/ Juan Miguel Ríos Gutiérrez
Juan Miguel Ríos Gutiérrez
Chief Executive Officer